Exhibit 99.5

EATON CENTER

1111 SUPERIOR AVENUE

CLEVELAND, OHIO 44114

ATTENTION: OFFICE OF THE SECRETARY, RM. 2808

VOTE BY INTERNET – [www.proxyvote.com]

Use the Internet to vote your shares and for electronic delivery of your information up until [— on the day before the special meeting date]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access materials electronically in future years.

VOTE BY PHONE – [1-800-690-6903]

Use any touch-tone telephone to transmit your voting instructions up until [— on the day before the special meeting date]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.]

[PRELIMINARY COPY]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[M41721-P20783]	KEEP THIS PORTION FOR YOUR RECORDS
THIS SPECIAL MEETING PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EATON CORPORATION

The Board of Directors recommends you vote “FOR” Proposals 1, 2, 3 and 4.

		For	Against	Abstain

1.	Adopting the transaction agreement, dated May 21, 2012, among Eaton Corporation, Cooper Industries plc, New Eaton Corporation (f/k/a Aberion Limited), Aberion II Limited (f/k/a Comdell Limited), Turlock B.V. and Turlock Corporation, as amended by amendment no. 1 to the transaction agreement, dated June 22, 2012, and approving the merger.	☐	☐	☐

2.	Approving the reduction of capital of New Eaton to allow the creation of distributable reserves of New Eaton which are required under Irish law in order to allow New Eaton to make distributions and to pay dividends and repurchase or redeem shares following completion of the transaction.	☐	☐	☐

3.	Approving, on an advisory basis, specified compensatory arrangements between Eaton and its named executive officers relating to the transaction agreement.	☐	☐	☐

4.	Approving any motion to adjourn the special meeting, or any adjournments thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the transaction agreement, (ii) to provide to our shareholders in advance of the special meeting any supplement or amendment to the joint proxy statement/prospectus or (iii) to disseminate any other information which is material to our shareholders voting at the special meeting.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD

ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME

BEFORE THE MEETING.

For address changes/comments, mark here.                                                                                                                                ☐

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

Are available at [www.proxyvote.com]

[M41721-P20783]

SPECIAL MEETING PROXY CARD—EATON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [Month Day, Year]

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying joint proxy statement/prospectus and, revoking any proxy or voting instructions previously given, hereby appoints A. M. Cutler M. M. McGuire and T. E. Moran as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton common shares held by the undersigned at the close of business on [record date], at a Special Meeting of Shareholders to be held at Eaton Center, 1111 Superior Ave., Cleveland, Ohio 44114 on [meeting date], at [meeting time] [local time] and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

This form must be completed, signed and dated on reverse side.